Exhibit 3.47

State of California
Secretary of State
LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION
A $70 00 filing fee must accompany this form.
IMPORTANT- Read instructions before completing this form.
ENTITY NAME (End the name with the words Limited Liability Company, LTD Liability Co or the abbreviation LLC or L.L.C)
1 NAME OF LIMITED LIABILITY COMPANY
KENNEDY WILSON FUND MANAGEMENT GROUP, LLC
PURPOSE (The following statement is required by statute and may not be altered)
2 THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY
COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.
INITIAL AGENT FOR SERVICE OF PROCESS (If the agent is an individual the agent must reside in California and both items 3 and 4 must be completed. If the agent is a corporation the agent must have on file with the California Secretary of State a certificate pursuant to Corporations. Codo section 1505 and Item 3 must be completed (leave item 4 blank).
3 NAME OF INITIAL AGENT FOR SERVICE OF PROCESS
KENT Y. MOUTON
4 If an individual address of initial agent for service of process in California CITY STATE ZIP CODE
15303 VENTURA BLVD. SUITE 1400 SHERMAN OAKS CA 91403
MANAGEMENT (Check only ono)
5 The limited liability company will be managed by:
ONE MANAGER
MORE THAN ONE MANAGER
ALL LIMITED LIABILITY COMPANY MEMBER(S)
ADDITIONAL INFORMATION
6 ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES IF ANY IS incorporated HEREIN BY THIS Reference AND MADE A PART Of THIS CERTIFICATE.
EXECUTION
7 I declare I am the PERSON WHO Executed THIS INSTRUMENT WHICH execution IS MY ACT And DEED
Signature of organizer
Date
Type or print name of organizer
RETURN TO (Enter the name and the address of the person or firm to whom a copy of the field document should be returned)
8 NAME
DENIZA CRUZ
FIRM
KULIK, GOTTESMAN, MOUTON & SIEGEL LLP
Address
15303 VENTURA BLVD. SUITE. 1400
CITY/STATE/ZIP
SHERMAN OAKS. CA 91403
LLC. 1 (REV 03/2005) Approved by Secretary of State

I hereby certify that the foregoing transcript of page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.
Date: DEBRA BOWEN, Secretary of State

LLC-2
Amendment to Articles of Organization of a Limited Liability Company (LLC)
To change information of record for your California LLC, you can fill out this form, and submit for filing along with:
- A $30 filing fee.
- A separate, non-refundable $15 service fee also must be included, if you drop off the completed form.
- To file this form, the status of your LLC must be active on the records of the California Secretary of State, or if suspended, this form can only be filed to list a new LLC name. To check the status of the LLC, go to kepler.sos.ca.gov.
Important! To change the LLC addresses, or to change the name or address of the LLC’s agent for service of process, you must file a Statement of Information (Form LLC-12). To get Form LLC-12, go to www.sos.ca.gov/business/be/statements.htm.
Items 4-6: Only fill out the information that is changing. Attach extra pages if you need more space or need to include any other matters.
For questions about this form, go to www.sos.ca.gov/business/be/filing-tips.htm.
1 LLC’s Exact Name (on file with CA Secretary of State)
Kennedy Wilson Fund Management Group, LLC
2 LLC File No. (issued by CA Secretary of State)
200701110292
Purpose
3 The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.
New LLC Name (List the proposed LLC name exactly as it is to appear on the records of the California Secretary of State.)
4 Proposed LLC Name
The proposed new name must include: LLC, L.L.C., Limited Liability Company, Limited Liability Co., Ltd. Liability Co. or Ltd. Liability Company; and may not include: bank, trust, trustee, incorporated, inc., corporation, or corp., insurer, or insurance company.
Management (Check only one.)
5 The LLC will be managed by:
One Manager
More Than One Manager
All Limited Liability Company Member(s)
Amendment to Text of the Articles of Organization (List both the current text, and the text as amended by this filing.)
6
Read and sign below: Unless a greater number is provided for in the Articles of Organization, this form must be signed by at least one manager, if the LLC is manager-managed or at least one member, if the LLC is member-managed. If the signing manager or member is a trust or, another entity, go to www.sos.ca.gov/business/be/filing-tips.htm for more information. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2” x 11”). All attachments are part of this document.
;_!~
Vice-President of K-W Properties, the manager of Kennedy Wilson Fund
Management Group, LLC
Make check/money order payable to: Secretary of State Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.
By Mail
Secretary of State Business Entities, P.O. Box 944228 Sacramento, CA 94244-2280
· Drop-Off
Secretary of State 1500 11th Street., 3rd Floor Sacramento, CA 95814
2014 California Secretary of State www.sos.ca.gov/business/be
Corporations Code§§ 17701.08, 17702.02. 17713.10
LLC-2 (REV 01/2014) . ‘ . “
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Filed Secretary of State
State of California
DEC 08 2015

I hereby certify that the foregoing transcript of page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.
Date: Alex Padilla, Secretary of State